Exhibit 10.27

CONSENT AND AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Consent and Amendment to Loan and Security Agreement is entered into as of March 12, 2009 (the “Amendment”), by and between BRIDGE BANK, N.A. (“Bank”), MIVA, INC., a Delaware corporation (“MIVA”), and MIVA DIRECT, INC., a Delaware corporation (“MIVA Direct”).

RECITALS

MIVA and Bank are parties to that certain Loan and Security Agreement dated as of November 7, 2008, as amended from time to time (collectively, the “Agreement”).  MIVA desires to dispose of certain of its assets pursuant to the Asset Purchase Agreement dated as of March 12, 2009, between MIVA, certain of MIVA’s affiliates and Buyers (as defined therein) (the “Purchase Agreement”), and seeks Bank’s consent to the disposition of such assets.  In addition, MIVA and Bank wish to add MIVA Direct, a wholly owned subsidiary to MIVA, as a “Borrower” under the Agreement, and terminate that certain unconditional guaranty entered into by MIVA Direct on November 7, 2008 for the benefit of Bank (“Guaranty”).  Each of the parties hereto desires to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.             MIVA Direct is hereby deemed a Borrower under the Agreement.  Each reference to “Borrower” in the Agreement shall mean and refer to each of MIVA and MIVA Direct, both individually and collectively.  MIVA and MIVA Direct, collectively, shall also be referred to as Borrowers. Without limiting the generality of the foregoing, MIVA Direct grants Bank a security interest in the Collateral described on Exhibit A attached hereto, to secure performance and payment of all Obligations under the Agreement.  Bank and MIVA Direct acknowledge and agree that the Guaranty is hereby terminated and shall be of no further force or effect.

2.             Bank consents to the disposition of assets in accordance with the terms of the Purchase Agreement and such agreement(s) as MIVA may enter into in connection with such disposition (the “Disposition”), provided that (a) out of the first proceeds of the Disposition, MIVA shall immediately repay all outstanding Advances plus any accrued interest under the Agreement in the amount of $4,377,200.11 (the “Repayment”), and (b) no further Advances shall be made available to Borrowers until Bank and Borrowers have agreed upon new terms and conditions for borrowing based upon Borrowers’ operations and financial condition after the Disposition.  Effective upon the Closing (as defined in the Purchase Agreement), Bank releases its security interests, rights and liens in the U.S. Media Assets (as defined in the Purchase Agreement).  Bank retains a security interest in any rights that MIVA or its affiliates retain or acquire in the U.S. Media Assets, as well as a security interest in any proceeds arising out of the transfer of the U.S. Media Assets in which a Borrower may now or hereafter acquire any interest.  Bank shall file such amendment to financing statement, and take such other actions, as MIVA reasonably requests to evidence this release.  The Disposition will not be a default under the Agreement. MIVA and any Person acquiring the assets set forth in the Purchase Agreement may rely on this consent.

3.             Pursuant to Section 2.1(b) of the Agreement, Bank has issued a Letter of Credit for the benefit of Perot Systems, Ltd. in an aggregate outstanding face amount of $693,628 (the “Perot Letter of Credit”).  The Perot Letter of Credit shall be secured by a cash deposit at Bank, which shall be governed by a standby letter of credit agreement for the benefit of Bank.  No further Letters of Credit may be issued under Section 2.1(b) until Bank and Borrowers agree upon new terms and conditions for this credit facility based upon Borrowers’ operations and financial condition after the Disposition.

4.             A new Article 13 is hereby added to the Agreement to read as follows:

13.           CO-BORROWERS.

13.1         Co-Borrowers.  Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one Borrower to enforce the Obligations without waiving its right to proceed against the other Borrower.  This Agreement and the Loan Documents are a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower.  Each Borrower shall be liable for existing and future Obligations as fully as if all of the Credit Extensions were advanced to such Borrower.  Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Advance Request Forms and Compliance Certificates.  Each Borrower appoints each other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any Advances on behalf of each Borrower and to apply to Bank on behalf of each Borrower for Advances, any waivers and any consents.  This authorization cannot be revoked, and Bank need not inquire as to one Borrower’s authority to act for or on behalf of another Borrower.

13.2         Subrogation and Similar Rights.  Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives, until all obligations are paid in full and Bank has no further obligation to make Credit Extensions to Borrower, all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void.  If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

13.3         Waivers of Notice.  Each Borrower waives, to the extent permitted by law, notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default except as set forth herein; notice of the amount of the Obligations outstanding at any time; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; and all other notices and demands to which the Borrower would otherwise be entitled by virtue of being a co-borrower or a surety.  Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower.  Bank’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith.  Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower’s risks hereunder.  Each Borrower hereby waives any right to assert against Bank any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Bank with respect to the Obligations in any manner or whatsoever.

13.4         Subrogation Defenses.  Until all Obligations are paid in full and Bank has no further obligation to make Credit Extensions to Borrower, each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

13.5         Right to Settle, Release.

(a)           The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

(b)           Without notice to any given Borrower and without affecting the liability of any given Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to any other Borrower by written agreement with such other Borrower, (ii) grant other indulgences to another Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to any other Borrower by written agreement with such other Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

13.6         Subordination.  All indebtedness of a Borrower now or hereafter arising held by another Borrower, except as disclosed in the attached Schedule, is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Bank to effect, to enforce and to give notice of such subordination.

5.             Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

6.             Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.  MIVA acknowledges that Bank is relying, in part, upon the pro forma financial estimates provided to Bank in connection with the disposition of assets described in Section 2, and shall promptly provide Bank with updated pro forma financial estimates as and when they are available.

7.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

8.             As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrowers;

(b)           Intellectual Property Security Agreement, duly executed by MIVA Direct;

(c)           Corporate Resolutions to Borrow executed by MIVA Direct;

(d)           Standby Letter of Credit Agreement;

(e)           amendments to UCC financing statements;

(f)            the Repayment;

(g)           an amount equal to $10,000 for all Bank Expenses incurred through the date of this Amendment including all Bank Expenses incurred in connection with the Disposition; and

(h)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

MIVA, INC.

By:

Title:

MIVA DIRECT, INC.

By:

Title:

BRIDGE BANK, N.A.

By:

Title: